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                                                            EXHIBIT NO. 99.1(b)


                              MFS SERIES TRUST IX

                        MFS EMERGING OPPORTUNITIES FUND

         Pursuant to Sections 6.10 and 9.3 of the Amended and Restated Declaration of Trust dated August 12, 2003, as amended (the "Declaration"), of MFS Series Trust IX, a business trust organized under the laws of The Commonwealth of Massachusetts (the "Trust"), the undersigned, constituting a majority of the Trustees of the Trust, do hereby certify that MFS Emerging Opportunities Fund, a series of the Trust, has been terminated.
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         IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of this 1st day of February, 2005 and further certify, as provided by the provisions of Section 9.3(c) of the Declaration, that this amendment was duly adopted by the undersigned in accordance with Section 9.3(a) of the Declaration.

LAWRENCE H. COHN                           AMY B. LANE
------------------------------------       ------------------------------------
Lawrence H. Cohn                           Amy B. Lane
45 Singletree Road                         9716 S.E. Sandpine Lane
Chestnut Hill MA  02467                    Hobe Sound FL  33455


DAVID H. GUNNING                           LAWRENCE T. PERERA
------------------------------------       ------------------------------------
David H. Gunning                           Lawrence T. Perera
2571 N. Park Blvd.                         18 Marlborough Street
Cleveland Heights OH  44106                Boston MA  02116


WILLIAM R. GUTOW                           J. DALE SHERRATT
------------------------------------       ------------------------------------
William R. Gutow                           J. Dale Sherratt
3 Rue Dulac                                86 Farm Road
Dallas TX  75230                           Sherborn MA  01770


MICHAEL HEGARTY                            ELAINE R. SMITH
------------------------------------       ------------------------------------
Michael Hegarty                            Elaine R. Smith
177 Old Briarcliff Road                    75 Scotch Pine Road
Briarcliff Manor NY  10510                 Weston MA  02493


J. ATWOOD IVES
------------------------------------
J. Atwood Ives
17 West Cedar Street
Boston MA  02108